Exhibit 23.5

August 23, 2018

LAIX Inc. (the “Company”)

3/F, Building B, No.1687 Changyang Road, Yangpu District

Shanghai, 200090

People’s Republic of China

+(86) 21 3511 7188

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on June 13, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Li-Lan Cheng
Name: Li-Lan Cheng